EXHIBIT 23.1

               CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in this registration statement of Conseco, Inc. on Form S-3 of our reports dated March 24, 1994, on our audits of the consolidated financial statements and financial statement schedules of Conseco, Inc. and subsidiaries as of December 31, 1993 and 1992 and for the years ended December 31, 1993, 1992 and 1991. We also consent to the reference to our firm under the caption "Experts".



                                                /s/COOPERS & LYBRAND
                                                --------------------
                                                   COOPERS & LYBRAND




Indianapolis, Indiana
April 11, 1994